Exhibit 10.1

AMENDMENT NO. 1

TO

AMENDED AND RESTATED ADVISORY AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) is made as of August 3, 2018 to the Amended and Restated Advisory Agreement, dated as of March 8, 2012 (the “Agreement”), by and between Rich Uncles Real Estate Investment Trust I (the “Company”), and BrixInvest, LLC (the “Advisor”).

AMENDMENT

Paragraph (a) of Section 9 of the Agreement is hereby amended and restated in its entirety to read in full as follows:

“(a)       Asset Management Fee. The Company shall pay to the Advisor as compensation for the advisory services rendered to the Company under Paragraph 3 above, a monthly fee in an amount equal to 0.05% of the Company’s Average Invested Assets (the “Asset Management Fee”), as of the end of the preceding month. The Asset Management Fee shall be payable monthly on the last business day of such month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.”

No other term or provision of the Agreement shall be deemed amended, changed or modified except as set forth above.

IN WITNESS WHEROF, the undersigned have executed this Amendment as of the date first set forth above.

Rich Uncles Real Estate Investment Trust I		BrixInvest, LLC

By:	/s/ RAYMOND J. PACINI	By:	/s/ HAROLD HOFER
	Raymond J. Pacini		Harold Hofer
	Chief Financial Officer		Manager

1